UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

CIB Marine Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	000-24149	37-1203599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N27 W24025 Paul Court, Pewaukee, Wisconsin	53072
(Address of principal executive offices)	(Zip Code)

(262) 695-6010
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

On Thursday, May 29, 2008, the registrant’s management conducted a presentation at their Annual Shareholder’s Meeting. A copy of management’s presentation slides is attached hereto as Exhibit 99.1. As part of this presentation, management reaffirmed the registrant’s capital plan described in detail in its quarterly report on Form 10-Q for the quarter ended March 31, 2008, filed on May 14, 2008.

The information in this Form 8-K is being furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Information

CIB Marine's SEC Filings may contain forward-looking information. Actual results could differ materially from those indicated by such information. Information regarding risk factors and other cautionary information is available in Item 1A. of CIB Marine's Annual Report on Form 10-K for the period ended December 31, 2007.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Presentation provided at 2008 Annual Shareholders Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2008	CIB Marine Bancshares, Inc.

	By:	/s/ John P. Hickey, Jr.
Name: John P. Hickey, Jr. Title: President and CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation provided at 2008 Annual Shareholders Meeting.